Exhibit 10.3

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”) is made as of April 8, 2010, by and between California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), and Susan M. Collyns (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and Employee are currently parties to that certain Second Amended and Restated Employment Agreement, as executed on August 5, 2009 and effective as of January 1, 2009 (the “Agreement”);

WHEREAS, the parties hereto wish to amend certain terms of the Agreement, in order to further reflect the new role Employee fulfills for the Company; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows, effective as of the First Amendment Effective Date (as defined below).

AMENDMENT

1. Effective Date. This First Amendment shall be effective as of January 4, 2010 (the “First Amendment Effective Date”).

2. Agreement Section 1. The third sentence of Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Executive hereby accepts such employment for the period commencing on the First Amendment Effective Date and ending on the earlier of (a) the date of termination of this Agreement pursuant to the provisions of Section 4 hereof, or (b) December 31, 2012; provided, however, that commencing on December 31, 2012, and on each subsequent anniversary thereof, the Employment Period shall be automatically extended for one (1) additional year unless, no later than six (6) months before such date, either party shall have given written notice to the other that it does not wish to extend the Employment Period of this Agreement (the “Employment Period”).

3. Agreement Section 3(b). Section 3(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

“During the Employment Period, Executive shall be eligible to receive an annual performance bonus (the “Annual Bonus”) based on the achievement of certain performance based objectives established by the Compensation Committee, in consultation with the Co-Chief Executive Officers, and shall be eligible to participate in any long term incentive compensation plan(s) maintained by the Company according to the terms of such plans. The intent of this Agreement is that Executive shall have a reasonable opportunity to earn an Annual Bonus in an amount equal to 50% of her Base Salary (the “Annual Bonus Target”). The actual amount of the Annual Bonus, if any, may be higher or lower than the Annual Bonus Target based on the level of the achievement of the performance based objectives established by the Compensation Committee and the Co-Chief Executive Officers. The Annual Bonus shall be payable in cash as soon as practicable following delivery of the audited financial statements for the Company and its subsidiaries for the year for which the Annual Bonus is payable (the “Audited Financial Statements”), but in no event later than the last day of the applicable two and one-half month “short-term deferral period” with respect to such annual bonus, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).”

4. Agreement Section 3(d)(ii). Section 3(d)(ii) of the Agreement is hereby deleted and replaced in its entirety with the following:

“Within five business days of the date the First Amendment is executed by Executive and the Company, Executive shall be granted 60,000 shares of restricted stock of the Company, which award shall be made pursuant and subject to the terms and conditions set forth herein and in the Restricted Stock Agreement to be provided upon the date of grant and the Company’s 2004 Omnibus Incentive Compensation Plan as in effect at such time. The award shall vest and the restrictions thereon shall lapse in equal installments (20,000 shares each) on December 31 of each of 2010, 2011, and 2012, subject to Executive’s continued employment with the Company through each vesting date.”

5. This First Amendment shall be and, as of its effectiveness, is hereby incorporated in and forms a part of the Agreement.

6. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment, effective as of the First Amendment Effective Date.

CALIFORNIA PIZZA KITCHEN, INC.

By:	/s/ Rick Rosenfield
Name:	Rick Rosenfield
Title:	Co-Chairman of the Board
Co-Chief Executive Officer and
Co-President

EXECUTIVE

By:	/s/ Susan M. Collyns
Susan M. Collyns